UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2015

CRAY INC.
(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fifth Avenue, Suite 1000 Seattle, WA	98164
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (206) 701-2000
None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Cray Inc. (the “Company”) held its Annual Meeting of Shareholders on June 10, 2015 to (i) elect eight directors to the Board of Directors, each to serve a one-year term (“Election of Directors”), (ii) ratify the appointment of Peterson Sullivan LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2015 (“Auditor Ratification”) and (iii) vote, on an advisory or non-binding basis, to approve the compensation of the Company’s named executive officers as described in the Company’s proxy statement relating to its 2015 annual meeting of shareholders (“Advisory Compensation Vote”). As of April 10, 2015, the record date for the Annual Meeting, there were 40,895,412 shares of common stock outstanding and entitled to vote. At the Annual Meeting, 37,432,585 shares of common stock were represented in person or by proxy, constituting a quorum. The certified results of the matters voted on at the Annual Meeting are set forth below.

Proposal: Election of Directors

Names	For	Withheld	Broker Non-Votes
Prithviraj Banerjee	32,227,228	102,682	5,102,675
Martin J. Homlish	32,227,641	102,269	5,102,675
Stephen C. Kiely	32,077,171	252,739	5,102,675
Sally G. Narodick	32,107,623	222,287	5,102,675
Daniel C. Regis	32,110,714	219,196	5,102,675
Stephen C. Richards	32,102,557	227,353	5,102,675
Max L. Schireson	32,222,199	107,711	5,102,675
Peter J. Ungaro	32,104,645	225,265	5,102,675

Proposals:
	For	Against	Abstain	Broker Non-Votes
Auditor Ratification	37,150,012	263,694	18,879
Advisory Compensation Vote	31,819,219	464,893	45,798	5,102,675

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 15, 2015

Cray Inc.

By:	/s/ MICHAEL C. PIRAINO
Michael C. Piraino Vice President Administration, General Counsel and Corporate Secretary